Exhibit 99.1

Surgical Care Affiliates, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

On December 31, 2013, a wholly owned subsidiary of Surgical Care Affiliates, Inc. (“SCA”) sold its controlling 51% equity interest in Fort Worth Endoscopy Center (“FWEC”) for $1.3 million in cash consideration.

The following unaudited pro forma condensed consolidated balance sheet of SCA as of September 30, 2013 and unaudited pro forma condensed consolidated statements of operations of SCA for the nine–month period ended September 30, 2013 and the year ended December 31, 2012, give effect to this sale. The unaudited pro forma condensed consolidated financial statements have been prepared by management of SCA based upon the historical financial statements of SCA and the adjustments and assumptions in the accompanying notes to the pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated balance sheet reflects the disposition of FWEC as if such a transaction had been consummated on September 30, 2013.

The unaudited pro forma condensed consolidated statements of operations set forth the effect of the disposition of FWEC as if it had occurred on January 1, 2012.

The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that actually would have occurred if the sale of FWEC had occurred on the dates indicated or which may be obtained in the future. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) SCA’s historical audited consolidated financial statements and related notes thereto as of and for the year ended December 31, 2012 contained in its prospectus dated October 29, 2013, which was filed with the Securities and Exchange Commission (the “SEC”) on October 30, 2013 as part of SCA’s registration statement on Form S-1, as amended, which was declared effective by the SEC on October 29, 2013, and (ii) SCA’s historical unaudited condensed consolidated financial statements and related notes thereto as of and for the nine-months ended September 30, 2013 contained in its Quarterly Report on Form 10-Q filed with the SEC on November 15, 2013.

Certain amounts in the unaudited pro forma condensed consolidated financial statements for prior periods have been reclassified to conform to the current period presentation.

SCA was converted from a Delaware limited liability company, previously named ASC Acquisition LLC, to a Delaware corporation on October 30, 2013. Pursuant to the conversion, every 10.25 outstanding membership units of ASC Acquisition LLC were converted into one share of common stock of SCA, and options to purchase membership units of ASC Acquisition LLC were converted into options to purchase shares of common stock of SCA at a ratio of 10.25 membership units of ASC Acquisition LLC underlying such options to each one share of common stock of SCA underlying such converted options. In connection with the conversion, the exercise prices of such converted options were adjusted accordingly. In addition, every 10.25 outstanding restricted equity units of ASC Acquisition LLC were converted into one restricted share of SCA. The unaudited pro forma condensed consolidated financial statements reflect the conversion to a Delaware corporation.

SURGICAL CARE AFFILIATES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2013

(In thousands of U.S. dollars)

	As reported	Pro forma adjustments		Pro forma
Assets
Current assets
Cash and cash equivalents	$88,561	$(401	)(a), (b)	$88,160
Restricted cash	21,619	—		21,619
Accounts receivable, net of allowance for doubtful accounts (SCAI: $8,336; Pro forma: $8,328)	81,235	(713	)(b)	80,522
Receivable from nonconsolidated affiliates	14,369	—		14,369
Prepaids and other current assets	22,203	(66	)(b)	22,137
Current assets related to discontinued operations	312	—		312

Total current assets	228,299	(1,180)		227,119
Property and equipment, net of accumulated depreciation	183,687	(916	)(b)	182,771
Goodwill	701,971	(10,062	)(b)	691,909
Intangible assets, net of accumulated amortization Deferred debt issue costs	50,926 10,838	— —		50,926 10,838
Investment in and advances to nonconsolidated affiliates	180,618	—		180,618
Other long-term assets	4,536	—		4,536
Assets related to discontinued operations	2,128	—		2,128

Total assets	$1,363,003	$(12,158)		$1,350,845

Liabilities and Equity
Current liabilities
Current portion of long-term debt	$21,711	$—		$21,711
Accounts payable	22,911	(73	)(b)	22,838
Accrued payroll	30,432	(207	)(b)	30,225
Accrued interest	3,595	—		3,595
Accrued distributions	24,565	—		24,565
Payable to nonconsolidated affiliates	65,085	—		65,085
Deferred income tax liability	639	—		639
Other current liabilities	18,563	(86	)(b)	18,477
Current liabilities related to discontinued operations	298	—		298

Total current liabilities	187,799	(366)		187,433
Long-term debt, net of current portion	789,202	(85	)(b)	789,117
Deferred income tax liability	110,975	—		110,975
Other long-term liabilities	23,111	—		23,111
Liabilities related to discontinued operations	403	—		403

Total liabilities	1,111,490	(451)		1,111,039

Noncontrolling interests – redeemable	22,723	—		22,723

Equity
Surgical Care Affiliates’ equity	56,600	(10,068	)(b), (c)	46,532
Noncontrolling interests – non-redeemable	172,190	(1,639	)(b)	170,551

Total equity	228,790	(11,707)		217,083

Total liabilities and equity	$1,363,003	$(12,158)		$1,350,845

a)	To recognize the proceeds of $1.3 million in cash from the disposition.
b)	To record the removal of the net assets allocated to Fort Worth Endoscopy Center.
c)	To record the estimated loss on disposition. The actual loss to be reported in continuing operations for the fourth quarter of 2013 is subject to change pending final determination of the net assets of the business, transaction costs and other adjustments.

SURGICAL CARE AFFILIATES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the nine-months ended September 30, 2013

(In thousands of U. S. dollars except per share data)

	As reported	Pro forma adjustments (a)	Pro forma
Net operating revenues:
Net patient revenues	$548,685	$(8,167)	$540,518
Management fee revenues	26,220	—	26,220
Other revenues	10,580	(1)	10,579

Total net operating revenues	585,485	(8,168)	577,317
Equity in net income of nonconsolidated affiliates	16,111	—	16,111
Operating expenses:
Salaries and benefits	202,189	(2,330)	199,859
Supplies	128,242	(552)	127,690
Other operating expenses	89,293	(737)	88,556
Depreciation and amortization	31,928	(218)	31,710
Occupancy costs	20,378	(490)	19,888
Provision for doubtful accounts	10,364	(109)	10,255
Impairment of intangible and long-lived assets	—	—	—
Loss (gain) on disposal of assets	339	—	339

Total operating expenses	482,733	(4,436)	478,297

Operating income	118,863	(3,732)	115,131
Interest expense	48,817	—	48,817
Loss from extinguishment of debt	3,800	—	3,800
Interest income	(167)	3	(164)
Loss on sale of investments	1,060	—	1,060

Income from continuing operations before income tax expense	65,353	(3,735)	61,618
Provision for income tax expense	10,163	(48)	10,115

Income from continuing operations	55,190	(3,687)	51,503

Less: Net income attributable to noncontrolling interests from continuing operations	(75,309)	1,807	(73,502)

Loss attributable to Surgical Care Affiliates from continuing operations	$(20,119)	$(1,880)	$(21,999)

Basic and diluted loss per share attributable to Surgical Care Affiliates:
Continuing operations per share attributable to Surgical Care Affiliates	$(.67)	$(.06)	$(.73)

Basic and diluted weighted average shares outstanding (in thousands)	30,347	30,347	30,347

a)	These Pro forma adjustments reflect the elimination of the operating results of Fort Worth Endoscopy Center assuming the transaction occurred January 1, 2012.

SURGICAL CARE AFFILIATES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the year ended December 31, 2012

(In thousands of U. S. dollars except per share data)

	As reported (a)	Pro forma adjustments (b)	Pro forma
Net operating revenues:
Net patient revenues	$716,191	$(11,284)	$704,907
Management fee revenues	17,804	—	17,804
Other revenues	12,459	(26)	12,433

Total net operating revenues	746,454	(11,310)	735,144
Equity in net income of nonconsolidated affiliates	16,767	—	16,767
Operating expenses:
Salaries and benefits	242,744	(3,095)	239,649
Supplies	170,278	(803)	169,475
Other operating expenses	118,720	(960)	117,760
Depreciation and amortization	41,661	(320)	41,341
Occupancy costs	26,757	(643)	26,114
Provision for doubtful accounts	13,201	(313)	12,888
Impairment of intangible and long-lived assets	1,086	—	1,086
Loss (gain) on disposal of assets	(306)	6	(300)

Total operating expenses	614,141	(6,128)	608,013

Operating income	149,080	(5,182)	143,898
Interest expense	58,842	—	58,842
Interest income	(315)	—	(315)
Loss on sale of investments	7,100	—	7,100

Income from continuing operations before income tax expense	83,453	(5,182)	78,271
Provision for income tax expense	8,345	(50)	8,295

Income from continuing operations	75,108	(5,132)	69,976

Less: Net income attributable to noncontrolling interests from continuing operations	(92,357)	2,512	(89,845)

Loss attributable to Surgical Care Affiliates from continuing operations	$(17,249)	$(2,620)	$(19,869)

Basic and diluted loss per share attributable to Surgical Care Affiliates:
Continuing operations per share attributable to Surgical Care Affiliates	$(.57)	$(.09)	$(.66)

Basic and diluted weighted average shares outstanding (in thousands)	30,339	30,339	30,339

a)	The As reported presentation includes reclassifications totaling $3.7 million within the other revenues and provision for doubtful accounts lines to conform the December 31, 2012 presentation to the presentation at September 30, 2013.
b)	These Pro forma adjustments reflect the elimination of the operating results of Fort Worth Endoscopy Center assuming the transaction occurred January 1, 2012.